                                   SUBLEASE

PARTIES:
This Agreement of Sublease made the 1st day of June, 1997 by and between Olsten Staffing Services, Inc. ("Sublessor") and Brite Voice Systems, Inc. ("Sublessee").

MASTER LEASE:
     Sublessor is the lessee of the premises consisting of approximately 1902 rentable square feet ("the premises") by virtue of that certain lease dated the 25th day of March, 1996 (hereinafter referred to as the "Master Lease"), a copy of which is attached hereto as Exhibit A, wherein Heathrow Office Building Corporation is the lessor, hereinafter referred to as the "Master Lessor". Sublessee understands and agrees with Sublessor that this Sublease is in all ways subject and subordinate to the provisions of the Master Lease. Sublessee shall do nothing which would, in any way, constitute a default on the performance of the obligations of the Sublessor, as lessee in and to the Master Lease. In the event the provisions of this Sublease and the provisions of the Master Lease shall be in conflict, the provisions of the Master Lease shall govern. Sublessee hereby assumes, and agrees to be bound by, all of the agreements, obligations and covenants of Sublessor (as tenant under the Master Lease), and covenants and agrees with both Sublessor and the Master Lessor to faithfully perform the same. Without limitation, the foregoing includes:

          (a) All Tenant indemnification provisions and insurance requirements set forth in the Master Lease, whether the same are effective before or after the Commencement Date.

          (b) All insurance policies maintained by Sublessee with respect to the Premises (whether or not required by the terms hereof) shall name both Sublessor and Master Lessor as additional insureds thereunder and as loss payees, as their interests may appear, in the amounts required under the Master Lease, and certificates of such policies shall be deposited with Sublessor and Master Lessor, in accordance with the applicable provisions of the Master Lease.

Any amendment to the Master Lease hereafter made shall require the consent of Sublessee, Sublessor, and Master Lessor, and shall be binding upon Sublessee and shall for all purposes of this Sublease, be considered a part of the Master Lease. A default under any agreement between Sublessee and Master Lessor, including but not limited to that certain Lease dated April 16, 1997, shall constitute a default under this Sublease and the Master Lease.

PREMISES:
Sublessor hereby subleases to Sublessee the premises on the terms and conditions set forth in this Sublease.

WARRANTY BY SUBLESSOR:
Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any provision of the Master Lease.

TERM:
The term of this Sublease shall be commencing on June 1, 1997 and ending on March 31, 2001.

In the event the term commences on a date other than the commencement date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the term. If for any reason Sublessor does not deliver possession to Sublessee on the commencement of the term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but the rent shall abate until delivery of possession. Notwithstanding the foregoing, if Sublessor has not delivered possession to Sublessee within ten
(10) days after the commencement date, then at any time thereafter and before delivery of possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers possession to Sublessee on or before such effective date, this Sublease may at Sublessee's option remain in full force and effect. If Sublessor fails to deliver possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

If Sublessor permits Sublessee to take possession prior to the commencement of the term, such early possession shall not advance the termination date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

RENT:
Rent: Sublessee shall pay to Sublessor as rent, without deduction, setoff, notice or demand, to:

                         Olsten Staffing Services
                         175 Broad Hollow Road
                         Melville, New York 11747

                         Attention:  Lenore Eagle

or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $2,798.32 per month, in advance on the first day of each month of the term.

Sublessee shall pay to Sublessor upon execution of this Sublease the sum of $2,798.32 to be applied to the first month's rental payment. If the term begins on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis.

OPERATING COSTS AND REAL ESTATE TAXES:
Sublessee shall pay to Sublessor additional rent its prorata share of increases in operating expenses and real estate taxes over the base year 1995.

SECURITY DEPOSIT:
Sublessee agrees to deposit with Sublessor the amount of $2,798.32 (1 month's rent) as a security deposit. Sublessor agrees to return Sublessee's security deposit, without interest, within ten (10) days after the termination date hereto, upon Sublessee's full performance of all Sublessee's obligations.

ASSIGNMENT AND SUBLETTING:
Sublessee shall not assign this Sublease or further sublet all or any part of the premises without the prior written consent of Sublessor and the consent of Lessor.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the Lessor thereunder, Sublessee the lessee thereunder, and the premises the Master Premises. Sublessee shall not be deemed to have vacated or abandoned the premises so long as Sublessee shall pay its rent.

If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of a partial or total damage, destruction or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

AGENCY DISCLOSURE:
Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: USI Real Estate Brokerage Services, Inc. who represents Sublessor., and N/A who represents Sublessee. Sublessor and Sublessee each warrant that they will cover their respective brokers in this transaction.

IMPROVEMENTS:
Sublessee agrees to accept the premises in "as is" condition.

NOTICES:
All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by Untied States mail, postage prepaid, addressed to Sublessee at the premises and to the address hereinbelow, or to such other place as Sublessee may from time to time designate to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor:            Law Department, The Olsten Corporation
                         175 Broad Hollow Road, Melville
                         New York, NY 11747

To Sublessee:            Glen Etherington, CFO
                         Brite Voice Systems
                         7309 East 21st Street North
                         Wichita, KS 67206-1083

CONSENT BY LESSOR:
This Sublease shall be of no force or effect unless consented to by Lessor within ten (10) days after execution hereof.

(SUBLESSOR)                                    (SUBLESSEE)

THE OLSTEN CORPORATION                         BRITE VOICE SYSTEMS, INC.

By:    /s/ Lauren L. Laderourte, Jr.           By    /s/ D.S. Gergacz
       -----------------------------                 --------------------
      Lauren L. Laderoute, Jr.

Its: VP                                        Its:    CEO
     -------------------------------                  -------------------

LESSOR'S CONSENT TO SUBLEASE:

The Master Lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting, provided, however, Master Lessor's consent provided herein shall in no way serve or be deemed to relieve or release the Sublessor in any way from full and direct liability for the timely performance of all of the Sublessor's duties and obligations as tenant under the Master Lease.

Lessor:  _________________________________

By:  _____________________________________

Title:  __________________________________

Date:  ___________________________________

                                LEASE AGREEMENT
                                   (OFFICE)


                                    BETWEEN



                         AETNA LIFE INSURANCE COMPANY

                                 ("LANDLORD")



                                      AND



                        OLSTEN STAFFING SERVICES, INC.

                                  ("TENANT")

                               LEASE INDEX


1.   DEFINITIONS                                  -1-

2.   PREMISES AND TERM                            -2-

3.   RENT                                         -2-

4.   CONSUMER PRICE ADJUSTMENT                    -3-

5.   OPERATING EXPENSE ADJUSTMENTS                -3-

6.   USE OF PREMISES                              -4-

7.   ASSIGNMENT AND SUBLETTING                    -4-

8.   ACCESS TO PREMISES                           -5-

9.   LANDLORD'S SERVICES                          -5-

10.  ELECTRICAL OVERLOAD; STRUCTURAL OVERLOAD     -6-

11.  PARKING AREAS                                -7-

12.  LEASEHOLD IMPROVEMENTS                       -7-

13.  REPAIRS AND MAINTENANCE                      -7-

14.  ALTERATIONS AND IMPROVEMENTS                 -7-

15.  INDEMNITY                                    -8-

16.  DAMAGE BY FIRE OR THE ELEMENTS               -9-

17.  BUILDING RULES AND REGULATIONS               -9-

18.  EMINENT DOMAIN                               -9-

19.  SIGNS AND ADVERTISING                        -9-

20.  TENANT'S DEFAULT                             -10-

21.  CONTRACTUAL LANDLORD'S LIEN                  -12-

22.  SUBORDINATION ESTOPPEL CERTIFICATES          -12-

23.  TRANSFER OF LANDLORD'S INTEREST              -13-

24.  QUIET ENJOYMENT                              -13-

25.  SECURITY DEPOSIT                             -13-

26.  CONSTRUCTION LIENS                           -13-

27.  FORCE MAJEURE                                -14-

28.  SEVERABILITY                                 -14-

29.  HOLDING OVER                                 -14-

30.  RELOCATION                                   -14-

31.  RENT A SEPARATE COVENANT                     -14-

32.  JOINT AND SEVERAL LIABILITY                  -14-

33.  ABSENCE OF OPTION                            -14-

34.  CORPORATE TENANCY                            -15-

35.  BROKERAGE COMMISSION                         -15-

36.  LANDLORD'S DEFAULT                           -15-

37.  NOTICES                                      -15-

38.  INSURANCE                                    -16-

39.  RECORDING                                    -17-

40.  STATUTORILY MANDATED NOTIFICATION            -17-

41.  NONDISCLOSURE                                -17-

42.  HAZARDOUS MATERIALS                          -17-

43.  AMENDMENTS                                   -18-

44.  FINANCIAL STATEMENTS                         -19-

     EXHIBIT A                                    -20-

     EXHIBIT B                                    -21-

     BUILDING RULES AND REGULATIONS               -23-

     EXHIBIT F                                    -25-

                                     LEASE

     THIS LEASE AGREEMENT ("Lease") is made this 1st day of February, 1996, between "Landlord" and "Tenant", as hereafter defined.

WITNESSETH:

     WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain commercial office space set forth herein.

     NOW, THEREFORE, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions, Landlord and Tenant hereby agree as follows:

     1. DEFINITIONS. For purposes of this Lease, the following terms shall bear the meanings set forth in this section, unless the context clearly requires otherwise:

          (a)  "Landlord":    AETNA LIFE INSURANCE COMPANY
                              C/O AETNA REALTY INVESTORS, INC.

               Address:       151 Farmington Avenue
                              Hartford, Connecticut 06156

          (b)  "Tenant":      OLSTEN STAFFING SERVICES, INC.
                              Attn:  Law Department

               Address:       175 Broad Hollow Road
                              Melville, New York 11747

          (c) "Premises": Suite No. 128 consisting of approximately 1,902 square feet of net rentable area, which the parties agree are contained in the Premises, as outlined in red on the attached Exhibit "A", expressly made a part hereof. The Premises are located on the first (1st) floor of the structure, hereinafter called the "Building" located at 250 International Parkway, Heathrow, Florida 32746.

          (d)  "Use of Premises":  General office use and other related uses.

          (e) "Commencement Date": The later of 2/1/96 ("the anticipated Commencement Date"), or the date Landlord can deliver possession of the Premises.

          (f) "Term": Not less than 60 months commencing on the Commencement Date, this Lease to end on the last day of the 60th calendar month after the Commencement Date.

          (g) "Rent": The sum of SEE EXHIBIT B DOLLARS ($____) per month as defined in Item 3. Rent and all other sums payable by Tenant to Landlord under this Lease, plus any applicable tax, shall be paid to Landlord, without demand, deduction or offset, at its management office presently located at 250 International Pkwy., Suite 1414, Heathrow, FL 32746, or at such other place as Landlord may hereafter specify in writing.

          (h)  [Deleted]

          (i) "Operating Expense Base": Actual Operating Expenses, Real Estate Taxes and utility costs for the calendar year 1996.

     In addition to Rent and Additional Rent, Tenant shall pay to Landlord each month a sum equal to any sales, use or excise tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting space or upon the amount of rentals collected that may be charged by any governmental authority or agency.

     4.   DELETED.

     5. OPERATING EXPENSE ADJUSTMENTS. The parties each acknowledge that the Rent specified in Item 3 of the Lease does not provide for increases in Operating Expenses, Real Estate Taxes, and Utility Costs which may hereafter affect the Premises or the Building; accordingly, during the term of this Lease, and any renewals thereof, Tenant shall pay to Landlord, in the form of Additional Rent (plus any applicable tax), its Proportionate Share of increased expenses over the Operating Expense Base.

     To implement and effect the foregoing obligation of Tenant to pay its Proportionate share of the expenses, taxes and costs referenced in this Item 5, the parties agree that Tenant shall pay Landlord on or before the first day of each calendar month one twelfth (1/12) of the amount of Tenant's estimated annualized liability for such expenses, taxes and costs for the coming calendar year. Any amount paid by Tenant which exceeds the correct amount due shall be credited to the next rental obligation due or next succeeding payment due under this Item 5. If Tenant has paid less than the correct amount due, Tenant shall pay the balance within thirty (30) days of receipt of notice from Landlord. If the term of this Lease shall begin or end other than on the first day or last day of a calendar year, the foregoing expenses, taxes and costs shall be billed and adjusted on the basis of such fraction of a calendar year. Tenant's obligation to pay the adjustments described in this Item 5 shall survive the expiration of this Lease. Tenant shall have sixty (60) days following the submission to it by Landlord of each applicable adjustment calculation to object to each such calculation. Should Tenant fail duly and timely to object to each such calculation, which objection, to be effective, must be in writing and must state the particulars of such objection, then, the parties understand and agree, Landlord's calculation shall be conclusively deemed to be correct.

     The term "Real Estate Taxes" shall mean the annual taxes and any special assessments or other charges levied against the real property of which the Premises are a part by any authority having the direct power so to tax, including any city, county, state or Federal government, or any school, agricultural, transportation or environmental control agency, lighting, drainage, or other improvement district thereof, and shall include the expense of contesting the amount or validity of any such taxes, charges or assessments. The term "Operating Expenses" shall include the annual expenses of Landlord for the operation, maintenance and repair of the Premises and Building which are reasonable or customary for the operation of this type of premises and Building, and shall include, but not be limited to, management salaries, consultants' fees, maintenance and janitorial expense, administrative salaries, costs and fees, insurance, security and landscaping. The term "Utility Costs" shall include Landlord's annual expenses for the operation and maintenance of the Building and the Premises with respect to utility charges for furnishing heat, air conditioning, electricity, water, sewerage, gas, garage removal, etc.

     6. USE OF PREMISES. The Premises shall be used by Tenant as described above in Item 1, Section (d), and for no other purpose without the prior written discretionary consent of Landlord. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose (as determined by Landlord); nor shall Tenant cause, maintain, or permit any nuisance (as determined by Landlord or by law) in or about the Premises or commit or suffer to be committed any waste in, on, or about the Premises. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, statutes, ordinances, directions, regulations and requirements of all federal, state, county and municipal authorities pertaining to Tenant's use of the Premises and with the recorded covenants, conditions and restrictions pertaining thereto, regardless of when they become effective or applicable, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, hazardous materials, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and the

Americans with Disabilities Act of 1990 and Florida Americans With Disabilities Accessibility Implementation Act, as both may be amended from time to time (collectively "ADA") and with any direction of any public officer or officials which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises.

     7. ASSIGNMENT AND SUBLETTING. Tenant shall not assign the right of occupancy under this lease, or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which may not be unreasonably withheld or delayed by Landlord. When Tenant requests Landlord's consent to such assignment or sublease, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information including financial statements of the proposed assignee and subtenant. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement. Tenant absolutely shall have no right of assignment or subletting if Tenant is or has ever been in default of this Lease. Should Landlord elect to grant its written consent to any proposed assignment or sublease (whether by Tenant or by others claiming by or through Tenant), Tenant or such others agree to pay Landlord an administrative fee for each transportation in a reasonable amount (but not less than $150.00), plus reasonable attorneys' and paralegals' fees to process and approve such assignment or sublease, and Landlord may prescribe the substance and form of such assignment or sublease.

     Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Tenant shall continue to be liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent and Additional Rent. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments or sublettings. Landlord shall have the additional option, which shall be exercised by providing Tenant with written notice, of terminating Tenant's rights and obligations under this Lease rather than permitting any assignment or subletting by Tenant.

     Should Landlord permit any assignment or subletting by Tenant and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord) be greater than would have been received hereunder had not landlord permitted such assignment or subletting, then the excess shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, and not Tenant, in consideration for Landlord's permitting such assignment or subletting, shall be the party to receive any profit from any such assignment or subletting. If there are one or more assignments or sublettings by Tenant to which Landlord consents, then any and all renewal options to be exercised subsequent to the date of such assignment or subletting and an options to lease additional space in the Building to be exercised subsequent to the date of such assignment or subletting are absolutely waived and terminated at landlord's sole discretion. In the event of the transfer and assignment by Landlord of its interest in this Lease and/or sale of the Building containing the Premises, either of which it may do at its sole option, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. The provisions of
Item 37 hereafter dealing with "Notices" shall be amended to provide the correct names and addresses of the assignee or sublessee. If Tenant is a corporation whose stock is not regularly traded on a bona fide public exchange, and if any transfer, sale, pledge or other disposition of the common stock shall occur which changes the power to vote the majority of the outstanding capital stock of the company, such action shall be considered an assignment under the terms of this Lease. Any breach of this Item 7 by Tenant will constitute a default under the terms of this Lease, per Item 20 hereof. Notwithstanding the foregoing, a sublease, assignment, or transfer to an affiliate of the Olsten Corporation shall not require Landlord's consent, but Tenant shall promptly notify Landlord thereof.

     8. ACCESS TO PREMISES. Landlord or its authorized agent or agents shall have the right to enter upon the Premises at all reasonable times and with reasonable notice to Tenant, for the purposes of inspecting the same, preventing waste, making such repairs as Landlord may consider and showing the Premises to prospective tenants, mortgagees and/or purchasers. If during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the

Premises without elimination or abatement of Rent or incurring liability to Tenant for any compensation or offsets in Rent and charges owed and such acts shall have no effect upon this Lease.

     9. LANDLORD'S SERVICES. Landlord shall, at its expense, furnish the Premises with (i) electricity subject to Item 10 of this Lease; (ii) heat and air conditioning during reasonable and usual business hours (exclusive of Saturday afternoons, Sundays and holidays) reasonably required for the occupation of the Premises, such heat and air conditioning to be provided by utilizing the existing systems in the Building, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable for any losses or damages of any nature whatsoever incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired, or due to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning; (iii) elevator service;
(iv) lighting replacement for Building Standards lights; (v) toilet room supplies; (vi) daily janitor service during the time and in the manner that such janitor service is customarily furnished in first class office buildings in the metropolitan area where the Building is located; (vii) water; and (viii) sewerage. The foregoing services are designated "Building Standard".

               Monday - Friday     6:00 a.m. - 6:00 p.m.
               Saturday            7:00 a.m. - 2:00 p.m.
               Additional hours billed at $35.00 per hour.

     Tenant agrees that Landlord is only responsible for Building Standard maintenance and Building Standard services. If other, more complete or special services and maintenance (over Building Standard) are required, then Tenant solely shall be and is responsible for same and for any expenses and costs of any nature whatsoever associated with same. To this end, Tenant is and shall be solely responsible for any expenses and costs of any nature whatsoever associated with, among other things, maintaining upgraded tenant improvements in the Premises, replacing non-Building Standard lighting fixtures and bulbs in the Premises, servicing, operating and maintaining any separate and non-Building Standard HVAC systems and facilities serving the Premises, etc. Landlord warrants and represents that all systems are in good working order and repair as of the commencement date hereof, to the best of Landlord's ability.

     Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rent herein set forth be reduced or abated by reason of (1) installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building or because of any governmental laws, regulations or restrictions. The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant form the duty of observing and performing any and all of the provisions of this lease.

     10.  ELECTRICAL OVERLOAD; STRUCTURAL OVERLOAD.

          A. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

               (1) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 3 watts per square foot (including overhead lighting).

               (2) Tenant's overhead lighting shall not have a design load greater than an average of 2 watts per square foot.

               (3) If Tenant's consumption of electrical services exceeds either the rated capacities and/or design loads as per subsections (1) and (2) above, then Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord. Or upon receiving Landlord's prior written approval, such equipment and/or lighting may remain in the, Premises, subject to the following:

                    (a) Tenant shall pay for all costs of installation and maintenance of submeter, wiring, air conditioning and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities.

                    (b) Tenant shall pay to landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by landlord which shall be in accordance with any applicable laws.

                    (c)  Landlord may, at its option, upon not less than thirty
                         (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary utility service. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

          B. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar items and any reinforcement deemed by Landlord to be required under the circumstances, such reinforcement to be at Tenant's prepaid expense.

     11. PARKING AREAS. Landlord shall keep and maintain in good condition any parking areas that may be provided. Landlord reserves the right to control the method, manner and time of parking in parking spaces.

     12. LEASEHOLD IMPROVEMENTS. the Premises are rented "as is", without any additional services or improvements to be rendered by Landlord other than those services described in Item 9 and such other services or improvements as may be described in Exhibit "B" attached hereto and expressly made a part hereof. If Landlord is to additionally alter, remodel, improve, or do any physical act or thing to the space as presently constituted or as described in Exhibit "B", same shall be at the sole expense of Tenant and shall be effected only by an "Extra Work Agreement" signed by the parties, the monies due Landlord from Tenant for which shall be deemed "Additional Rent" hereunder. In the absence of an "Extra Work Agreement" signed by the parties, Landlord is under no obligation to make any such alteration, remodeling or improvement or do any physical act or thing to the space.

     Any and all extraordinary expenses and costs of any nature whatsoever attributable to the installation, maintenance and/or removal of telephone equipment, computer equipment and the like shall be borne solely by Tenant and may be deemed by Landlord to be "Additional Rent" hereunder.

     13. REPAIRS AND MAINTENANCE. Landlord will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, and equipment used to provide the Building Standard services referred to in Item 9, unless any such damage is caused by acts or omissions of Tenant, its agents, customers, employees, principals, contractors, consultants, assigns, subtenants or invitees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Premises or the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by landlord as provided above. Upon termination of this Lease, Tenant will surrender and deliver the Premises to Landlord in the same condition in which they existed at the commencement of this lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. This Item 13 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Item 16 hereof shall apply) or damage resulting from an Eminent Domain taking (as to which item 18 hereof shall apply).

     14. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written approval of landlord, unless in each instance and for each such alteration, addition or improvement Landlord or a contractor approved by Landlord is hired to do such alterations, additions or improvements. Such approval shall not be unreasonably withheld in the case of alterations, additions or improvements to the interior of the premises if such alterations, additions, or improvements are normal for the use described in Item 1 (d) of this Lease, do not adversely affect utility of the Premises for future tenants, do not alter the exterior of the Building, and are accompanied by prepayment or bond provisions or waivers by the contractor in form satisfactory to landlord sufficient to protect the Building from claims of lien of any sort; otherwise, such approval may be withheld for any reason whatsoever. Furthermore, such alterations, additions or improvements absolutely shall not affect the plumbing, electrical and HVAC systems in the Premises or the Building and shall not be of a structural nature. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere with the operation of the Building and shall, prior to the commencement of the work, submit to Landlord copies of all necessary permits. landlord reserves the right to have final approval of the contractors hired by Tenant. All such contractors hired by Tenant shall be, at levels and coverages prescribed by Landlord, bonded and insured, and Landlord may require evidence of same, which Tenant agrees to secure and provide Landlord prior to the commencement of any work by such contractors. All alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property and at the end of the term hereof shall remain in or upon the Premises without compensation to Tenant. If, however, Landlord shall request in writing, Tenant will, prior to expiration or earlier termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Premises, and will repair any damage caused by such removal. All of Tenant's furniture, movable trade fixtures and equipment not attached to the Building may be removed by Tenant at the termination of this Lease, if Tenant so elects, and shall be so removed, if required by Landlord, and, if not so removed, shall, at the option of Landlord, become the property of Landlord. To the extent Tenant makes any alterations, additions or improvements and/or to the extent Landlord on behalf of Tenant under an "Extra Work Agreement" makes such alterations, additions or improvements, and as a result thereof it can be determined that thereupon was caused an increase in real estate taxes or insurance premiums, then Tenant shall be responsible for reimbursing Landlord for such increases as Landlord may pay. Tenant shall keep the premises and Building free from any liens arising from any work performed in accordance with this Lease. Any such alterations, additions or improvements conducted by Tenant shall be in accordance with all federal, state and local laws, rules and regulations, including, without limitation, the ADA.

     15. INDEMNITY. Landlord shall not be liable for, and Tenant will indemnify, and save Landlord harmless of and from, all fines, suits, damages, claims, demands, losses and actions (including reasonable attorneys' and paralegals' fees (whether incurred in court, out of court, on appeal or in bankruptcy or administrative proceedings)) for any injury to person or damage to or loss of property on or about the premises and Building caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, agents, principals, contractors, consultants, assigns, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises, unless such injury or damage was caused solely by landlord's gross negligence. Landlord shall not be liable or responsible for any loss or damage to any property or the death or injury to a person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of governmental body or authority, by other tenants of the Building or by any other matter beyond the absolute control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatsoever except Landlord's negligence or intentional act. It is specifically understood and agreed that there shall be no personal liability on Landlord with respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. Separate from and in addition to any consideration for the execution of this Lease, Landlord has paid to Tenant the sum of $50.00 as consideration for Tenant's indemnification under this Lease. See Exhibit "B" for additional language.

     16. DAMAGE BY FIRE OR THE ELEMENTS. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within ninety (90) days after the date of such damage, either Landlord or Tenant may, at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the Rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty.

     In the event the Building or Premises should be damaged by fire, tornado, or other casualty covered by landlord's insurance but only to such extent that rebuilding or repairs can be completed within ninety (90) days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this Lease, then Landlord shall, within thirty
(30) days after the date of such damage or such election, commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it/they was/were immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or premises. Landlord shall, unless such damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, principals, contractors, consultants, assigns, subtenants or invitees, allow Tenant a fair diminution of Rent during the time of such rebuilding or repairs. In the event any mortgagee, or the holder of any deed of trust, security agreement or mortgage on the building, requires that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     17. BUILDING RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations printed on or annexed to this Lease and all reasonable modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other tenant or occupant of the Building. Tenant shall and does hereby have an affirmative obligation (to include indemnification of Landlord, per Item 15 hereof) to notify its agents, employees, principals, assigns, subtenants and invitees of the contents of such Rules and Regulations and of this Lease and to assure their compliance therewith.

     18. EMINENT DOMAIN. If the whole or a portion of the Building shall be taken for any public or quasi public use under any statute or by right of Eminent Domain or private purchase in lieu thereof, then at Landlord's option, but not otherwise, the term hereby demised and all rights of Tenant hereunder shall immediately cease and terminate and the Rent shall be adjusted as of the date of such termination. Tenant shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof. Nevertheless, anything to the contrary notwithstanding, likewise at Landlord's option, but not otherwise, if the Premises are unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect.

     19. SIGNS AND ADVERTISING. Without the prior written approval of landlord, which may be withheld at Landlord's discretion, Tenant shall not permit the painting or display of any signs, placard, lettering, or advertising material of any kind on or near the exterior of the Premises or the Building. Notwithstanding the foregoing, Tenant may, with Landlord's prior approval, display Tenant's name on or near the entrance to the Premises, in a manner prescribed by Landlord. Landlord shall install and pay for building standard lobby/directory and door signage, one time only. Tenant shall pay for any other or additional signage.

     20. TENANT'S DEFAULT. Landlord, at its election, may exercise any one or more of the options referred to below upon the happening, or at any time after the happening, of any one or more of the following events, to wit:

          (a) Tenant's failure to pay the Rent, Additional Rent, or any other sums payable hereunder for a period of ten (10) days after written Notice by landlord.

          (b) Tenant's failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Building Rules and Regulations for a period of ten (10) business days after written notice by Landlord; provided, however, if Tenant shall fail to observe, keep or perform any one such term or condition of this Lease on more than three (3) occasions, Tenant shall no longer be given a ten (10) day right to cure that same failure or performance, and, instead, a default shall be deemed to have occurred immediately upon the fourth (4) failure of Tenant to observe or to perform said term or condition.

          (c)  The bankruptcy of Tenant;

          (d)  Tenant making an assignment for the benefit for creditors;

          (e) A receiver or trustee being appointed for Tenant or a substantial portion of Tenant's assets;

          (f) Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

          (g)  [deleted]

          (h) Tenant's interest under this Lease being sold under execution or other legal process;

          (i)  Tenant's interest under this Lease;

          (j) Any of the goods or chattels of Tenant used in, or incident to, the operation of Tenant's business in the Premises being seized, sequestered, or impounded by virtue of, or under authority of, any legal proceeding;

          (k) Tenant's failure to pay timely the Rent, Additional Rent, or any other sums payable when due for two (2) consecutive months or for a total of four (4) months in any lease or calendar year, no notice whatsoever to be due Tenant from Landlord;

          (l) Tenant's failure to operate continuously during normal business hours from the Premises in a fully staffed, fully equipped manner and/or as contemplated by item 1 (d) of this Lease; or

          (m) Tenant's failure to take occupancy of the Premises when same is tendered by Landlord to Tenant, unless Rent has been prepaid to cover the applicable period of nonoccupancy.

In the event of any of the foregoing happenings, Landlord, at its election, may exercise any one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or in subsequent times or actions:

          (1) Terminate Tenant's right to possession under the Lease and reenter and retake possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant at such rent and under such terms and conditions as

               Landlord may deem best under the circumstances for the purpose of reducing Tenant's liability. Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Rent, Additional Rent, or other sums due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of the Lease.

          (2) Declare this Lease to be terminated, ended and null and void, and reenter upon and take possession of the Premises whereupon all right, title and interest of Tenant in the Premises shall end.

          (3)  Delete

     No reentry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent or other monies due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions, and covenants herein contained. Landlord's acceptance of Rent or Additional Rent or other monies following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting and any repairs or remodeling undertaken by Landlord following repossession.

     The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises and/or Building, and/ or claim or injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties or for nonpayment of Rent (of any nature whatsoever) or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant.

     The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Building is located. In the event it shall become necessary (as determined by Landlord) for Landlord at any time to institute or defend any legal action or proceedings of any nature for the enforcement of, or as regards, this Lease, or any of the provisions hereof, or any of its statutory or common law rights as concern Tenant, or to employ an attorney therefor, Tenant agrees to pay all court costs and reasonable attorneys' and paralegals' fees (whether incurred in court, out of court, on appeal or in bankruptcy or administrative proceedings) incurred by Landlord.

     Time is of the essence of this Lease; and in case Tenant shall fail to perform the covenants on its part to be performed at the time fixed for the performance of such respective covenants by the provisions of this Lease, Landlord may declare Tenant to be in default of such Lease.

     21.  [Deleted]

     22. SUBORDINATION ESTOPPEL CERTIFICATES. In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any deeds of conveyance and any deeds of trust, master leases, security interests or mortgages and all renewals, modifications, extensions, consolidations and replacements of the foregoing which might now or hereafter constitute a lien upon the Building (or the land upon which it is situated) or improvements therein or thereon or upon the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purpose of confirmation at any time hereafter, on demand in the forms(s) prescribed by Landlord, execute any instruments, estoppel certificates, release or other documents that may be requested or required by any purchaser or any holder of any superior interest for the purposes of subjecting and subordinating this Lease to such deed or conveyance or to the lien of any such deed of trust, master lease, security interest, mortgage, or superior interest. Tenant hereby appoints Landlord attorney in fact, irrevocably, to execute and deliver any such instrument or document for Tenant should Tenant fail or refuse to do so within ten (10) days of Landlord's written request for such instrument or document. In the event the Building is sold or subjected to foreclosure proceedings, Tenant shall attorn to the purchaser and recognize same as Landlord under this Lease. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure or to the grantee of a deed in lieu of foreclosure and recognize such purchase or grantee as Landlord under this Lease.

     23. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

     24. QUIET ENJOYMENT. Provided Tenant has fully, duly and timely performed all of the terms, covenants, agreements and conditions of this Lease on its part to be performed, including the payment of Rent and all other sums due hereunder, Tenant shall peacefully and quietly hold and enjoy the Premises, except as described in Item 22 above, against Landlord and all persons claiming by, through or under Landlord, for the term herein described, subject to the provisions and conditions of this Lease.

     25.  [Deleted]

     26. CONSTRUCTION LIENS. Tenant is prohibited from making, and agrees not to make, alterations in the Premises, except as permitted by Item 14, and Tenant will not permit any construction lien or liens to be placed upon the Premises or the Building or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay same. If default in payment thereof shall continue for ten (10) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege, Landlord's option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses, interest, and reasonable attorneys' and paralegals' fees (whether incurred in court, out of court, on appeal or in bankruptcy or administrative proceedings), shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor, together with interest per annum at the maximum rate permitted by law until repaid, and if not so paid within ten (10) days of the rendition of such bill shall constitute a default under Item 20 hereof.

     The interest of Landlord shall not be subject liens for improvements made by Tenant in and to the Premises. Tenant shall notify every contractor making such improvements of the provision set forth in the preceding sentence of this paragraph. The parties agree, should

Landlord so request, to execute, acknowledge and deliver, without charge to the other, a Short From Lease in recordable form in accordance with Chapter 713, Florida Statutes, containing a confirmation that the interest of Landlord shall not be subject to liens for improvements made by Tenant to the Premises.

     27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

     28. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

     29. HOLDING OVER. The failure of Tenant to surrender the Premises on the date provided herein for the expiration of the term of this Lease (or at the time the Lease may be terminated otherwise by Landlord), and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at one hundred twenty-five percent (125%) the Rent payable at the time of the date provided herein for the expiration of this Lease or at the time the Lease may be terminated otherwise by Landlord. This provision does not give Tenant any right to hold over at the expiration of the term of this Lease, and shall not be deemed, the parties agree, to be a renewal of the Lease term, either by operation of law or otherwise.

     30.  [Deleted]

     31. RENT A SEPARATE COVENANT. Tenant shall not for any reason withhold or reduce Tenant's required payments of Rent and other charges provided in this Lease, it being expressly understood and agreed by the parties that the payment of Rent and Additional Rent is a contractual covenant by Tenant that is independent of the other covenants of the parties hereunder.

     32. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporation, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

     33. ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

     34. CORPORATE TENANCY. If Tenant is a corporation, the undersigned officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto. Landlord, before it accepts and delivers this Lease, may require Tenant to supply it with a certified copy of the corporate resolution authorizing the execution of this Lease by Tenant. If Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), Tenant represents that the ownership and power to vote its entire outstanding capital stock belongs to and is vested in the officer or officers executing this Lease or members of his, her or their immediate family. If there shall occur any change in the ownership or and/or power to vote the majority of the outstanding capital stock of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, without the prior written consent of Landlord, then Landlord shall have the option to terminate this Lease upon thirty (30) days' written notice to Tenant. Furthermore, Tenant shall have an affirmative obligation to notify immediately Landlord of any such change.

     35. BROKERAGE COMMISSION. Tenant warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this Lease and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorneys' and paralegals' fees (whether incurred in court, out of court, on appeal or in bankruptcy or administrative proceedings). Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant is represented by Southeast Corporate Realty, Inc. (Southeast). Landlord or Landlord's agent hereby agrees to pay Southeast a commission in accordance with a separate agreement, which shall be executed by the parties prior to Tenant's execution of this Lease.

     36. LANDLORD'S DEFAULT. Landlord shall in no event be charged with default in the performance of any of its obligations under this Lease unless and until Landlord shall have failed to perform such obligations within thirty
(30) days (or within such additional time as is reasonably required to remedy any such default). after written notice to Landlord by Tenant properly specifying and detailing the particulars of wherein and whereby Tenant claims Landlord has failed to perform such obligations. No default by Landlord under this Lease shall give Tenant the right to terminate this Lease or withhold or otherwise abate Rent, Additional Rent or any sums payable by Landlord to Tenant under this Lease. If the holder of the first mortgage covering the Premises shall have given prior written notice to tenant that it is the holder of such first mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant shall give such mortgagee notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided. Such mortgagee shall have the right within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after receipt of such notice to correct or remedy such default before Tenant may take any action under this Lease by reason of such default. Any notice of default given by landlord by Tenant shall be null and void unless simultaneous notice has been given by Tenant to said first mortgagee.

     Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Premises, as the same may, from time to time, be encumbered and no personal ability shall at any time be asserted or enforceable against Landlord to its stockholders, officers or partners or their respective heirs, legal representative, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease.

     37.  NOTICE.   Any notice or document required or permitted to be
delivered hereunder shall be deemed to be delivered or given when (a) actually received or (b) signed for or "refused" as indicated on the postal service return receipt. Delivery may be by personal delivery or by United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

     LANDLORD:

          AETNA LIFE INSURANCE COMPANY
          c/o AETNA REALTY INVESTORS, INC.
          242 Trumbull Street
          Hartford, Connecticut 06156
          Attn:     Equities Management Section.

          With a copy to:

          FLORIDA REAL ESTATE ADVISORS
          250 International Parkway

          Suite 114
          Heathrow, FL 32746

     TENANT

         Before Occupancy:   (as well as during occupancy)
         OLSTEN STAFFING SERVICES, INC.
         Attn:  Law Department
         175 Broad Hollow Road
         Melville, New York, 11747

         During Occupancy:
          OLSTEN STAFFING SERVICES, INC.
          250 International Parkway, Suite 128
          Heathrow, FL. 32746

     38. INSURANCE. Tenant shall not conduct or permit to be conducted any activity, or place any equipment, materials or other items in, on or about the Premises or the Building, which will in any way increase the rate of fire or liability or casualty insurance on the Building. Should Tenant fail to comply with the foregoing covenant on its part to be performed, Tenant shall reimburse Landlord for such increased amount upon written demand therefor from Landlord, the same to be considered Additional Rent payable hereunder.

     Tenant shall, at Tenant's sole expense, obtain and keep in force at all times during the term of this Lease, comprehensive general liability insurance, including property damage on an occurrence basis, with limits of not less than One Million Dollars ($1,000.000.00) combined single limit, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Fire legal liability insurance in an amount of not less than $50,000.00 shall also be obtained and kept in force during the term of this Lease at Tenant's expense. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy, provided an endorsement naming Landlord as an additional insured is attached thereto.

     Tenant shall maintain insurance upon Tenant's trade fixtures, merchandise and personal property in the Premises in an amount not less than one hundred percent (100%) of their full replacement cost, which insurance shall provide protection against perils included within the standard Florida form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Tenant shall maintain insurance against such other perils and in such amounts as Landlord may in writing from time to time requite.

     All insurance policies required to be obtained and maintained under this Lease shall be with a company or companies licensed to issue the relevant insurance, licensed to do business in the State of Florida, and reasonably acceptable to Landlord. Such insurance company or companies shall each have a policyholder's rating of no less than "A" in the most recent edition of BEST INSURANCE REPORTS. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Landlord shall receive written evidence of insurance upon request. All policies of insurance maintained by Tenant shall be in a form and, shall have a substance, acceptable to Landlord with satisfactory evidence that all premiums have been paid. Tenant agrees not to violate knowingly or permit to be violated any of the conditions or provisions of the surface policies required to be furnished hereunder, and agrees to promptly notify Landlord of any fire or other casualty. If Tenant fails to procure and maintain insurance as required hereunder, Landlord may do so, and Tenant shall, on written demand, as Additional Rent, reimburse Landlord for all monies expended by Landlord to procure and maintain such insurance.

     Tenant hereby waives and releases Landlord of and from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Tenant receives insurance proceeds on account thereof.

     Upon Landlord's written request for same, Tenant will provide Landlord with written evidence of tenant's compliance with its obligations under this
Item 38.

     39. RECORDING. This Lease shall not be recorded without Landlord's prior written consent.

     40. STATUTORILY MANDATED NOTIFICATION. As required by F.S. 404.056(8), Landlord notifies Tenant as follows: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     41. NONDISCLOSURE. Tenant agrees that it will not divulge or disclose to third parties the terms, provisions and conditions of this Lease. Tenant's breach of this Item 41 shall constitute a default under Item 20 of this Lease, no curative notice to Tenant from Landlord being required.

     42. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Material (as hereinafter define) to be brought upon, kept or used in or about the Premises or the Building by Tenant, its agents, principal, employees, assigns, sublessees, contractors, consultants or invitees without the prior written consent of Landlord, which consent may not be unreasonably withheld.
If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or around the Building caused or permitted by Tenant (or the aforesaid others) results in (a) any contamination of the Premises, the Building, the surrounding area(s), the soil or surface or ground water or (b) loss or damage to person(s) or property, or if contamination of the Premises or the Building or the surrounding area(s) by Hazardous Material otherwise occurs for which Tenant is legally, actually or factually liable or responsible to Landlord (or any party claiming by, through or under Landlord) for damages, losses, costs or expenses resulting therefrom, the Tenant shall fully and completely indemnify, defend and hold harmless Landlord (or any party claiming by, through or under Landlord) from any and all claims, judgments, damages, penalties, fines, costs liabilities or losses (including, without limitation: (I) diminution in the value of the Premises and/or the Building and/or the land on which the Building is located and/or any adjoining area(s) which Landlord owns or in which it holds a property interest;
(ii) damages for the loss or restriction on use of rentable or usable space of any amenity of the Premises, the Building or the land on which the Building is located; (iii) damages arising from any adverse impact on marketing of space; and (iv) any sums paid in settlement of claims, reasonable attorneys' and paralegals' fees, (whether incurred in court, out of court, on appeal or in bankruptcy or administrative proceedings) (consultants fees and expert fees)) which arise during or after the term of this Lease, as may be extended, as a consequence of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Building.

     Without limiting the foregoing, if the present of any Hazardous Material on, under or about the Premises, the Building or the surrounding area(s) caused or permitted by Tenant (or the aforesaid others) results in (a) any contamination of the Premises, the Building, the surrounding area(s), the soil or surface or ground water or (b) loss or damage to person(s) or property, then Tenant shall immediately notify Landlord of any contamination, claim of contamination, loss or damage and, after consultation and approval by Landlord, take all actions at Tenant's sole expense as are necessary or appropriate to return the Premises, the Building, the surrounding area(s) and the soil or surface or ground water to the condition existing prior to the introduction of any such Hazardous Material thereto, such that the contaminated areas are brought into full compliance with all applicable statutory regulations and standards. The foregoing obligations and responsibilities of Tenant shall survive the expiration or earlier termination of this Lease.

     As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law. "Hazardous Material" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to local, state or federal governmental law. "Hazardous substance" includes, but is not restricted to, asbestos, polychorobiphonyis ("PCB's"), petroleum, any and all material or substances which are classified as "biohazardous" or "biological waste" (as such terms are defined by Florida Administrative Code ("F.A.C.") Chapter 17712, as amended from time to time), and extremely "hazardous waste" or "hazardous substance" pursuant to federal, state or local government law.

     Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant's failure to comply, notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby. SEE EXHIBIT B FOR ADDITIONAL LANGUAGE.

     Any noncompliance by Tenant with its duties, responsibilities and obligations under this Item 42 shall be an "automatic" (notice of any nature from Landlord to Tenant being required) default of this Lease (see Item 20).

     43. AMENDMENTS. This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by written instrument signed by both parties hereto. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord and addressed to Tenant, nor shall any custom of practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representative, except as otherwise herein expressly provided.

     44. FINANCIAL STATEMENTS. Within five (5) days after Landlord's request, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     The parties acknowledge that they have read this Lease (to include its Exhibits and attachments) in its entirety, that they are familiar with all of the terms, covenants, provisions and conditions set forth therein and that there are no other representations, undertakings, warranties or agreements concerning this Lease which do not appear in writing therein. The parties further acknowledge that the terms and provisions contained within this Lease have been fully, freely and fairly negotiated by and between them.

     IN WITNESS WHEREOF, the undersigned authorities have hereunto executed this Lease, effective on the day and year first above written.

Signed, sealed and delivered
in the presence of:                TENANT:
                                   OLSTEN STAFFING SERVICES, INC.


/s/ Tricia Posa                    BY:  /s/ Lauren L. Laderoute, Jr
---------------------------             --------------------------------
Print Name:  Tricia Posa           Print Name:  Lauren L. Laderoute, Jr.
                                   Its:  Vice President

/s/ Barbra Massina
---------------------------
Print Name: Barbra Massina

                                   LANDLORD
                                   AETNA LIFE INSURANCE COMPANY


/s/ Kathleen Sullivan              BY: /s/
-------------------------------        ---------------------------------
Print Name: Kathleen Sullivan

/s/ Joanne Fitzgerald
------------------------------
Print Name: Joanne Fitzgerald

                                   EXHIBIT A

                                 [FLOOR PLAN]

                                   EXHIBIT B

     THIS EXHIBIT is hereby attached to and made a part of this Lease between Landlord and Tenant. Notwithstanding anything else set forth in the Lease, Landlord and Tenant hereby agree as follows:

1.   RENT SCHEDULE

     Landlord and Tenant agree to the following rent schedule for the term of the Lease:

     January 1, 1996 - December 31, 1996     $16.00/sf $2,536.00/month
     January 1, 1997 - December 31, 1997     $16.50/sf $2,615.25/month
     January 1, 1998 - December 31, 1998     $17.00/sf $2,694.50/month
     January 1, 1999 - December 31, 1999     $17.50/sf $2,773.75/month
     January 1, 2000 - December 31, 2000     $18.00/sf $2,853.00/month

     The above numbers do not include sales tax which Tenant will be responsible for paying.

2.   INDEMNITY

     Notwithstanding the foregoing provided in Section 15 of the Lease Agreements, Tenant shall not be liable for, and Landlord will indemnify, and save Tenant harmless of and from all suits, damages, claims, demands and losses and actions (including reasonable attorneys' fees and paralegal's fees, whether incurred in court, out of court, on appeal, or in bankruptcy administrative proceedings), for any injury to person on or about the Premises caused by the gross negligence or willful misconduct of Landlord or its employees.

3.   HAZARDOUS MATERIALS

     Notwithstanding the foregoing provided in Section 42 of the Lease Agreement, and Landlord acknowledges, and hereby consents to, Tenant's temporary storage of medical or quasi-medical waste in a dedicated closet within the Premises, in accordance with all applicable Federal and State laws and standards. Further, Tenant shall instruct its employees, independent contractors and building janitorial staff, in the handling, storage, and disposal of such medical or quasi-medical waste. It is further understood that Tenant shall be solely responsible for all costs associated with property disposal of all medical or quasi-medical waste.

4.   TENANT IMPROVEMENTS

     On or before November 1, 1995, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications for the interior improvements to the Premises (the "Plans and Specifications"). If disapproved by Landlord, Tenant will review the Plans and Specifications in order to incorporate Landlord's comments. On approval of the Plans and Specifications by Landlord, the Plans and Specifications shall be attached to and shall become a part of this Lease. Landlord shall complete the improvements described in the Plans and Specifications ("Improvements") for a total cost not to exceed $12.50 per rentable square foot of the Premises ("Improvements Allowance"). In the event that the cost of the Improvements exceeds $12.50 per rentable square foot of the Premises, all such excess costs shall be paid by Tenant to Landlord upon demand for payment from Landlord. If the cost of the Improvements is less than $12.50 per rentable square feet of the Premises, such difference shall be credited against Rent due and owing to Landlord under this Lease; provided, however, that the total Rent credit shall not exceed the sum equal to the number of rentable square feet of the Premises multiplied by $3.00.

     Upon substantial completion of the Improvements, Landlord shall notify Tenant and Landlord and Tenant shall conduct a joint inspection of the Premises during which they will develop a mutually agreeable punchlist of items to be completed by Landlord. Tenant's occupancy of the Premises shall be deemed to constitute acceptance of the Premises and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder to construct and deliver the Premises to Tenant, except for punchlist items, which shall be completed by Landlord within a reasonable time thereafter. Landlord shall have the right to enter the Premises to complete or repair any such punchlist items and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute a constructive eviction in whole or in part, entitle Tenant to any abatement of Rent, relieve Tenant of any of its obligations under this Lease or impose any liability upon Landlord or its agents, servants, employees or contractors. Except for the Improvements, Tenant accepts the Premises in its "AS IS" condition and agrees and acknowledges that Landlord is not obligated to make any alterations or improvements to the Premises except for the Improvements.

5.   CANCELLATION OPTION

     Provided Tenant duly, fully, and timely complies with all of its duties and obligations under this Lease, Tenant may cancel this Lease upon the third anniversary date of the Commencement Date of this Amendment ("Cancellation Date"). Tenant must notify Landlord in writing ninety (90) days prior to the Cancellation Date of Tenant's intent to cancel the then remaining Term of this Lease and simultaneously with such notice Tenant shall pay to Landlord in a lump sum an amount of $15,210.52, together with any sales, use or excise tax due thereon. The failure of Tenant to deliver the above cancellation fee simultaneously with such notice shall render any notice of cancellation invalid and of no force and effect and Tenant shall have no further right to terminate this Lease as provided in this paragraph.

7.   OPTION TO EXTEND

     Provided Tenant is in possession of the Premises and is not in default of any term, covenant or condition of this Lease, Tenant shall have one (1) option to renew the Term of this Lease for five (5) years to commence immediately upon the expiration of the initial Term or renewal term, upon the same terms, covenants and conditions as contained in this Lease, except that (i) the annual base Rent during said Renewal Term shall be the then prevailing market rate, plus all sales, use, excise and other taxes now or hereinafter enforced by any lawful authority on all amounts due.

     In order to exercise the option granted herein, Tenant shall notify Landlord, in writing, not less than ninety (90) days prior to the expiration of the initial Term, that it is considering exercising its option to renew the Term. On receipt of such notice, Landlord will, in writing, not later than thirty (30) days after receipt of the notice from Tenant, quote to Tenant what the new annual base Rent will be for the ensuing Renewal Term. Tenant shall then notify Landlord, in writing, not later than fifteen (15) days after notice received of such annual base rents, as to whether or not it will exercise the option herein granted, and, if no such notice of exercise is received, the option shall be deemed waived. In the event Tenant exercises the option, Landlord and Tenant shall execute a modification to this Lease acknowledging such renewal and setting forth the new annual base Rent.

     The option shall be void if, at the time of exercise of such option, Tenant is not in possession of the Premises or is in default under this Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Lease, separately sold, assigned or transferred.

                        BUILDING RULES AND REGULATIONS

     The following Building Rules and Regulations have been adopted by Landlord for the care, protection and benefit of the Premises and the Building and for the general comfort and welfare of all tenants.

     1. The sidewalks, entrances, passages, halls, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress to and from the Building and Tenant's Premises.

     2. Restroom facilities, water fountains, and other water apparatus shall not be used for any purpose other than those for which they were constructed.

     3. Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from Tenant's Premises or the Building.

     4. Tenant shall not put additional locks or latches upon any door without the prior written discretionary consent of Landlord. Any and all locks so added on any door shall remain for the benefit of Landlord, and the keys to such locks shall be delivered to Landlord by and from Tenant.

     5. Landlord shall not be liable for injuries, damage, theft, or other loss, to persons or property that may occur upon, or near any parking areas that may be provided by Landlord. Tenant, its agents, employees, and invitees are to use same at their own risk, Landlord to provide no security with respect thereto. The driveways, entrances, and exits upon, into and from such parking areas shall not be obstructed by Tenant, Tenant's employees, agents, guests, or invitees. Tenant, its employees, agents, guests and/or invitees shall not park in space(s) that are identified as reserved for others.

     6. Tenant shall not install in the Premises any heavy equipment or fixtures or permit any concentration of excessive weight in any portion thereof without first having obtained Landlord's written consent.

     7. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours. Landlord will exercise its best judgment in the execution of such control but will not be liable for the granting or refusal of such access.

     8. Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building and its tenants.

     9. No wires of any kind or type (including but not limited to T.V. and radio antennas) shall be attached to the outside of the building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent.

     10. If the Premises are furnished with carpeting, Tenant shall provide a plexiglass or comparable carpet protection mat for each desk chair customarily used by Tenant. For default or carelessness in these respects, Tenant shall pay Landlord the cost of repairing or replacing said carpet, in whole or in part, as Additional Rent when, in Landlord's sole judgment, shall repair or replacement is necessary.

     11. Landlord shall furnish a reasonable number of door keys to Tenant's premises and/or the Building which shall be surrendered on termination or expiration of the Lease. Landlord reserves the right to require a deposit for such keys to insure their return at the termination or expiration of the Lease. Tenant shall get keys only from Landlord and shall not obtain duplicate keys from an outside source. Further, Tenant shall not alter the locks or effect any substitution of such locks as are presently being used by Tenant's Premises or the Building.

     12. Tenant shall keep all doors to Premises closed at all times except for ingress and egress to the Premises.

     13. All installations in the Common Telephone/Electrical Equipment Rooms shall be limited to terminal boards and connections. All other electrical equipment must be installed within Tenant's Premises.

     14. It is expressly understood and agreed that any items of any nature whatsoever placed in Common Areas (i.e., hallways, restrooms, elevators, parking garage, storage areas and equipment rooms) are placed at Tenant's sole risk and Landlord assumes no responsibility whatsoever for any loss or damage as regards same.

                                  EXHIBIT "F"

          Hold Harmless Agreement for Heathrow I.

This HOLD HARMLESS AGREEMENT made as of the ___ day of ____________________, 19__, by and between Florida Real Estate Advisors, Inc. (hereinafter called "FREA") and Olsten Staffing Services, Inc. (hereinafter called "Tenant") and ____________ (hereinafter called "Guarantor").

                                  WITNESSETH:

WHEREAS, FREA is the property manager and leasing agent for Heathrow I (hereinafter called "Property") pursuant to a Management and Leasing Agreement (hereinafter called "Management Agreement") dated June 10, 1991 by and between FREA and Aetna Life Insurance Company (hereinafter called "Owner" or "Landlord"); and

WHEREAS, Landlord and Tenant have executed or are about to execute a lease agreement (hereinafter called "Lease"), whereby Tenant will lease space in the Property from Landlord; and

WHEREAS, Guarantor has executed or is about to execute a Lease Guaranty to be attached to said Lease.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, FREA, Tenant and Guarantor hereby agree as follows:

1. Tenant and Guarantor acknowledge (a) that FREA is an agent for Owner acting solely within the scope of and pursuant to the terms of the Management Agreement; and (b) that FREA is not affiliated with the Owner nor does FREA have any ownership rights with respect to the Property.

2. FREA, Tenant and Guarantor acknowledge that no representations by FREA, understandings or agreements have been made or relied upon in the making of the Lease other than those set forth in the Lease, and the Lease contains all representations, understandings and agreements made with Tenant by FREA on behalf of Owner. No course of prior dealings between Tenant and FREA or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of the Lease.

3. Tenant and Guarantor agree to look solely to Landlord for the satisfaction of any judgment obtained by Tenant or Guarantor against Landlord or the Property and shall hold and save FREA free and harmless from all expenses, claims, liabilities, losses, judgments or damages, including reasonable attorneys' fees, arising therefrom or directly or indirectly related thereto.

4. Tenant acknowledges that Owner is not a signatory to this agreement, but agrees that Owner can rely on the provisions of Section 2 hereinabove.

IN WITNESS WHEREOF, this Agreement has been executed as of the first day and year first above written.

                              FREA
                              Florida Real Estate Advisors, Inc.

                              By:   /s/ Norman Mansour
                                   ---------------------------------
                                   Norman Mansour, Managing Partner

                              TENANT
                              Olsten Staffing Services, Inc.

                              By:  /s/
                                   ---------------------------------
                                   Vice President

                              GUARANTOR:

                              _____________________________